================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

                              DATED MARCH 14, 1997

                    FILED PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER:  1-14180

                            ------------------------

                       LORAL SPACE & COMMUNICATIONS LTD.
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016

================================================================================

                                AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated March 14, 1997 as set forth below:

ADD ITEM 7 -- FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                                                                                     PAGE(S)
                                                                                     --------
A.  FINANCIAL STATEMENTS
Audited financial statements of Skynet Satellite Services as of December 31, 1996
  and 1995 and for the years ended December 31, 1996, 1995 and 1994................      2-16
B.  PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Consolidated Statement of Income of Loral Space &
  Communications Ltd. and Skynet Satellite Services for the nine months ended
  December 31, 1996................................................................     17-18
C.  EXHIBITS
23 Consent of Coopers & Lybrand L.L.P..............................................        19

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LORAL SPACE & COMMUNICATIONS LTD.

                                          --------------------------------------
                                                            Registrant

                                          By: MICHAEL P. DEBLASIO

                                            ------------------------------------
                                            Michael P. DeBlasio
                                            Senior Vice President -- Finance

Date: May 28, 1997

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                              FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 1996 AND 1995
                      AND FOR THE YEARS ENDED DECEMBER 31,
                              1996, 1995 AND 1994

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of Skynet Satellite Services:

     We have audited the accompanying statements of net assets of Skynet Satellite Services (the "Company"), a fully integrated business unit of AT&T Corp., as of December 31, 1996 and 1995 and the related statements of operations and changes in net assets and cash flows for the years ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skynet Satellite Services as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994, in conformity with generally accepted accounting principles.

     In January 1997, the Telstar 401 Satellite abruptly stopped functioning and was subsequently declared permanently out of service. The pro forma effect of this event, had it occurred on December 31, 1996, is provided in Note 12.

     The Company is a fully integrated business unit of AT&T Corp.; consequently, as indicated in Note 2, these financial statements have been derived from the consolidated financial statements and accounting records of AT&T Corp., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on AT&T Corp. and its other business units for administrative, management and other services and provides transponder services to affiliates. The financial position, results of operations and cash flows of the Company could differ from those that would have resulted had the company operated autonomously or as an entity independent of AT&T Corp.

                                          Coopers & Lybrand L.L.P.
New York, New York
April 15, 1997

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                            STATEMENTS OF NET ASSETS
                        AS OF DECEMBER 31, 1996 AND 1995
                             (dollars in thousands)

                                                                     DECEMBER 31,     DECEMBER 31,
                                                                         1996             1995
                                                                     ------------     ------------
ASSETS
Current assets:
  Accounts receivable (net of allowances of $7,702 and $8,770,
     respectively)...............................................      $  9,986         $  6,172
  Prepaid expenses...............................................         4,036            1,813
                                                                       --------         --------
          Total current assets...................................        14,022            7,985
  Property, plant and equipment, net.............................       487,000          425,015
  Deferred tax asset.............................................        19,985           21,225
                                                                       --------         --------
          Total assets...........................................       521,007          454,225
                                                                       --------         --------

LIABILITIES AND DEFERRED CREDITS
Current liabilities:
  Accrued payables...............................................         5,000            5,000
  Deferred revenue and profit on transponder sales -- current
     portion.....................................................         5,850            5,647
                                                                       --------         --------
          Total current liabilities..............................        10,850           10,647
  Deferred revenue...............................................        10,917           11,619
  Deferred profit on transponder sales...........................        34,295           37,409
  Deferred tax liability.........................................        66,277           42,108
  Other liabilities..............................................         4,123            4,479
                                                                       --------         --------
          Total liabilities and deferred credits.................       126,462          106,262
                                                                       --------         --------
Commitments and contingencies
Net assets.......................................................      $394,545         $347,963
                                                                       ========         ========

   The accompanying notes are an integral part of these financial statements.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

               STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (dollars in thousands)

                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1996             1995             1994
                                                        ------------     ------------     ------------
Revenues:
  Transponder services -- external..................      $ 95,564         $ 59,484         $ 40,690
  Transponder services -- affiliates................        14,950           10,211           12,822
  Transponder sales, net............................        12,134           16,032          116,243
  Other.............................................         1,684            1,164            1,067
                                                          --------         --------         --------
                                                           124,332           86,891          170,822
                                                          --------         --------         --------
Costs and expenses:
  Cost of transponder services......................        36,987           40,790           41,779
  Cost of transponder sales.........................         7,597           12,343          112,924
  Operating expenses................................        15,328           20,628           20,806
                                                          --------         --------         --------
                                                            59,912           73,761          175,509
                                                          --------         --------         --------
     Operating income (loss)........................        64,420           13,130           (4,687)
Interest expense....................................       (15,073)         (11,135)          (4,395)
Loss on destruction of satellite....................                                         (44,866)
Other (expense)/income..............................                         (3,031)           2,000
                                                          --------         --------         --------
     Income (loss) before taxes.....................        49,347           (1,036)         (51,948)
Provision (credit) for income taxes.................        19,359             (406)         (20,379)
                                                          --------         --------         --------
     Net income (loss)..............................        29,988             (630)         (31,569)
Advances from (payments to) AT&T Corp., net.........        16,594          100,682         (139,638)
Transfer of property, plant and equipment to AT&T
  Corp..............................................                        (16,809)          (7,003)
     Net assets, beginning of year..................       347,963          264,720          442,930
                                                          --------         --------         --------
     Net assets, end of year........................      $394,545         $347,963         $264,720
                                                          ========         ========         ========

   The accompanying notes are an integral part of these financial statements.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (dollars in thousands)

                                                      DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
                                                          1996              1995              1994
                                                      -------------     -------------     -------------
Operating activities:
  Net income (loss).................................    $  29,988         $    (630)        $ (31,569)
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Cost of transponder sales......................        7,597            12,343           112,924
     Depreciation and amortization of property,
       plant and equipment..........................       24,880            13,008            18,760
     Provision for uncollectibles...................          653             1,045             2,645
     Loss on destruction of satellite and other
       settlements..................................           --             3,228            44,866
     Changes in operating assets and liabilities:
       Increase in accounts receivable..............       (4,467)           (2,807)           (3,055)
       (Increase)/decrease in prepaid expenses......       (2,223)            2,527            (1,853)
       Decrease/(increase) in deferred tax asset....        1,240            (1,554)          (17,166)
       Increase in deferred tax liability...........       24,169            23,357               485
       Decrease in deferred revenue, customer
          advances and deferred profit on
          transponder sales.........................       (3,613)           (1,191)          (73,701)
       (Decrease)/increase in other long term
          liabilities...............................         (356)             (316)            4,795
                                                         --------         ---------         ---------
  Net cash provided by operating activities.........       77,868            49,010            57,131
                                                         --------         ---------         ---------

Investing activities:
  Additions to property, plant and equipment........      (94,462)         (149,692)         (104,693)
  Proceeds from insurance settlement................           --                --           187,200
                                                         --------         ---------         ---------
  Net cash (used in)/provided by investing
     activities.....................................      (94,462)         (149,692)           82,507
                                                         --------         ---------         ---------

Financing activities:
  Advances from/(payments to) AT&T Corp., net.......       16,594           100,682          (139,638)
                                                         --------         ---------         ---------
  Net cash provided by (used in) financing
     activities.....................................       16,594           100,682          (139,638)
                                                         --------         ---------         ---------
       Net increase (decrease) in cash..............    $      --         $      --         $      --
                                                         ========         =========         =========

   The accompanying notes are an integral part of these financial statements.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                       NOTES TO THE FINANCIAL STATEMENTS
                             (dollars in thousands)

1.  ORGANIZATION AND DESCRIPTION OF BUSINESS:

          Skynet Satellite Services ("Skynet" or the "Company") is a fully integrated business unit of AT&T Corp. ("AT&T").

          The Company operates domestic telecommunications satellite systems in the United States. The Company currently provides video, voice and data telecommunications services to broadcasting and communication businesses, as well as services to long-distance telephone carriers. The Company operates in the continental U.S., Alaska, Hawaii, Puerto Rico, and the U.S. Virgin Islands, with some incidental service to Canada and Mexico using its fleet of geostationary satellites.

          The Company holds licenses from the Federal Communications Commission ("FCC") to operate the in-orbit satellites at the following orbital locations:

                         SATELLITE                     ORBITAL LOCATION       LAUNCH DATE
        -------------------------------------------    ----------------      --------------
        Telstar 302................................     85 degrees W.L.      August    1984
        Telstar 303................................    120 degrees W.L.      June      1985
        Telstar 401................................     97 degrees W.L.      December  1993
        Telstar 402R...............................     89 degrees W.L.      September 1995

          Each license is granted for a ten year term beginning the date a satellite is placed in service. The FCC may grant extensions of these licenses upon evidence by the Company that a satellite's service life will continue beyond the ten year term. The Company estimates that Telstar 402R will be operational for 14 years and had estimated that Telstar 401 would be operational for 12 years. Subsequent to December 31, 1996, Telstar 401 was declared permanently out of service and Telstar 303 was moved into orbital location 97 degrees W.L. in order to provide back-up capacity for Telstar 401 (See Note 12). Telstar 302 is currently in inclined orbit.

          The Company has received authorization from the FCC to construct, launch, and operate two additional satellites, Telstar 5 and Telstar 6. They will be hybrid satellites that operate in both the C and Ku frequency bands. Telstar 5, in part, was authorized as a replacement for Telstar 303. Commercial operation of Telstar 5 is expected to begin on July 1, 1997.

          The Company has received FCC authorization to launch the Telstar 5 satellite into geostationary orbit 97 degrees W.L. In addition, the Company has the right to use orbital locations of 93 degrees W.L. and 69 degrees W.L. for future satellites.

          As an integrated business unit of AT&T, the Company relies on AT&T and other AT&T affiliates to provide administration management and other services including, but not limited to, management information systems, telecommunications, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal, tax planning and compliance and other support. The Company receives cost allocations from AT&T and AT&T affiliates for these services (see Note
     2). However, these costs may not be indicative of costs that would have been incurred had the Company operated autonomously or as an entity independent of AT&T.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

          Basis of Presentation -- As an integrated business unit of AT&T , the Company does not prepare separate financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") in the normal course of operations. Accordingly, the accompanying financial statements have been derived by extracting the assets, liabilities and revenues and expenses of the Company from the

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

     consolidated assets, liabilities and revenues and expenses and the accounting records of AT&T. The accompanying financial statements reflect assets, liabilities, revenue and expenses directly attributable to the Company as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of the Company on a stand alone basis. Although management is unable to estimate the actual costs that would have been incurred if the services performed by AT&T and its affiliates had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where appropriate, and management considers the allocations to be reasonable. However, the financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated autonomously or as an entity independent of AT&T.

          Transponder Service Revenues -- The Company provides satellite capacity under agreements that generally provide for the use of satellites and, in certain cases, earth stations for periods ranging from one year to the life of the satellite. Payments under these agreements are usually due on a monthly basis. Some of these agreements have certain obligations, including providing spare or substitute capacity, if available, in the event of satellite service failure. If no spare or substitute capacity is available, the agreement may be terminated. Revenues under transponder service agreements are recognized as services are performed.

          Transponder Sales -- The Company has entered into several transponder sale contracts under which the Company transfers title to specific transponders to the customer upon the customer's acceptance of transponders. Transponders are accepted by the customer upon placement of the satellite in the assigned geostationary orbits and the subsequent satisfaction of certain technical specifications as set forth in the sales contracts. Under the terms of the contracts, the Company continues to operate the satellites within which the transponders are located and provides a warranty for a period of 10 to 14 years, generally the economic life of the satellite. Depending on the contract, the Company is either required or has the option to repair or replace transponders failing to meet operating specifications. All customers are entitled to a refund equal to the reimbursement value, as defined, in the event there is no repair or replacement. The reimbursement value is determined based on the original purchase price plus an interest factor from the time the payment is received to acceptance of the transponder by the customer, reduced on a straight-line basis over the warranty period. In case of satellite failure, the reimbursement value may be paid from proceeds received from insurance policies.

          Proceeds received prior to sales recognition are recorded as customer advances. Revenues, along with the related cost of sales, are recognized at the time of customer acceptance. Profits related to the sale are deferred and amortized on a straight line basis over the term of the warranty period. Transponder sales, net, consists of the following:

                                                    DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                        1996             1995             1994
                                                    ------------     ------------     ------------
    Transponder sales.............................    $  8,992         $ 19,234         $154,734
    Profit deferred on transponder sales..........      (1,395)          (6,891)         (41,810)
    Profit recognized from current year and prior
      year transponder sales......................       4,537            3,689            3,319
                                                       -------          -------         --------
                                                      $ 12,134         $ 16,032         $116,243
                                                       =======          =======         ========

          Telemetry, Tracking and Control Services ("TT&C") Revenues -- TT&C revenues, which are included in other revenue are recognized when earned. Prepaid TT&C revenues are deferred and recognized ratably over the life of the contract.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

          Property, Plant and Equipment -- Satellites and other property and equipment are stated at historical cost. The cost of the satellite systems include all construction costs, launch costs, direct development costs, capitalized interest, launch insurance, and accrued incentive payments. Substantially all other property and equipment consists of the Company's satellite control facilities. Upon sale or other dispositions of property, plant and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recorded in income, except if the sale relates to transponder sales. Gains or losses on transponder sales are deferred, as noted above.

          Depreciation has been calculated using the straight line method over the estimated useful lives of the respective assets as follows:

        Telstar 302 and 303..................................................  10
        Telstar 401 and 402R.................................................  10-14
        Satellite control buildings and equipment............................  7-25

          The estimated useful life of a satellite system was determined by an engineering analysis performed at the in-service date. The original estimated useful lives are periodically reviewed using current TT&C data. Subsequent to December 31, 1996, Telstar 401 was declared permanently out of service (See Note 12). The telecommunication industry is subject to rapid technological change which may require the Company to revise the estimated useful lives of its satellites and communications equipment or to adjust their carrying amounts.

          Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the estimated fair value and carrying value of the assets. No such losses have been recognized as of December 31, 1996.

          Accounts Receivable and Bad Debts -- Accounts receivable are directly related to the Company and include amounts earned under transponder service agreements and occasional other services which are billable as performed. Bad debt expenses have been determined based on the Company's specific experience.

          Accrued Payables -- AT&T does not maintain separate identifiable records for accounts payable and accrued expenses, including payroll, for the Company. Accordingly, these financial statements do not specifically reflect such liabilities, if any, however, a reserve for certain liabilities has been reflected in the Statements of Net Assets.

          Cost of Services -- Cost of services represents costs specifically identified to the Company's operations and consists principally of depreciation, incentive payments, and any necessary payments to other satellite operators that provide replacement service to the Company's customers.

          Operating Expenses -- Operating expenses represent an allocation of AT&T's operating expenses and include payroll and other expenses relating to marketing and sales, research and development, and operations as well as common support costs such as treasury, cash management, accounting, financial management, legal, public relations, information systems, human resources, telecommunications, employee benefits, taxes and support services. Also included are charges for office space which the Company shares with AT&T. These costs have been allocated to the Company based on the ratio that the average number of employees of the Company bears to the average total employees of a larger business unit within which Skynet resides. In the opinion of management, the costs allocated to the Company are reasonable.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

          Incentive Payments -- The Company's satellite construction contracts require the Company to make incentive payments, generally on a quarterly basis, throughout the life of the satellite. For certain contracts, the incentive payments are contingent upon continued successful operation of the satellite, in which case the payments are recorded as cost of services as contingencies are resolved. Payments of $979 and $1,496 are included in cost of services for the years ended December 31, 1995 and 1994, respectively. For other contracts, incentive payments are required to be made irrespective of successful operation of the satellite, in which case the payments are discounted and capitalized as a cost of the satellite. At December 31, 1996 and 1995, the discounted value of accrued incentive payments amounted to $4,123 and $4,479, respectively, and are included in other liabilities.

          Income Taxes -- The Company's results are included in Federal and State tax returns of AT&T and its affiliates. The Company has provided for income taxes utilizing a statutory tax rate as if it were a separate taxpayer utilizing the federal and state statutory tax rates. Tax losses generated by the Company are treated as a current tax benefit as they are utilized by AT&T.

          Cash Flows -- The Company does not maintain separate cash accounts and all cash receipts and disbursements are made through AT&T's cash management system. For purposes of the statement of cash flows, all transactions between the Company and AT&T have been accounted for as having been settled in cash at the time the transaction was recorded by the Company.

          Use of Estimates -- The preparation of financial statements in conformity with Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the allocation of operating expenses, income taxes, interest, allowance for bad debts, and the estimated useful life of satellites. Actual results could differ from those estimates.

3.  PROPERTY, PLANT AND EQUIPMENT:

          Property, plant and equipment consists of the following:

                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Satellites in service..............................   $  426,629       $  435,113
        Earth stations.....................................       47,443           47,288
        Land, electronic and other equipment...............        2,136            2,136
                                                               ---------        ---------
                                                                 476,208          484,537
        Less, accumulated depreciation.....................     (168,926)        (145,441)
                                                               ---------        ---------
                                                                 307,282          339,096
        Satellites under construction......................      179,718           85,919
                                                               ---------        ---------
        Property, plant and equipment, net.................   $  487,000       $  425,015
                                                               =========        =========

          Satellites in service consist of the Telstar 401 and 402R satellites and the fully depreciated Telstar 302 and 303 satellites that are operating in inclined orbit. Subsequent to December 31, 1996, the Telstar 401 satellite was declared permanently out of service (See Note 12).

          Earth stations consist of primary satellite control facilities in Hawley, PA and Three Peaks, CA.

          Depreciation expense, which is included in the cost of services, amounted to $24,880, $13,008 and $18,760 for the years ended December 31, 1996, 1995 and 1994, respectively.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

          Interest is capitalized on expenditures for satellites under construction, exclusive of amounts for which customer advances have been received. Interest capitalized amounted to approximately $7,600, $9,500 and $21,500 for the years ended December 31, 1996, 1995 and 1994, respectively.

          Telstar 402, which was successfully launched in September 1994, was officially considered lost after the satellite malfunctioned on deployment. A replacement satellite, Telstar 402R, was successfully launched and placed in service in 1995. The Company accounted for the destruction by removing the costs from the accounts and recording a loss of $44,866, net of $187,200 of insurance proceeds. Further, the loss of Telstar 402 required the Company to purchase transponder services from other satellite operators in order to provide contracted service to its customers. Replacement transponder service costs of approximately $17,600 and $6,000 were incurred for the years ended December 31, 1995 and 1994, respectively.

          In connection with the insurance settlement on the loss of Telstar 402, certain underwriters have notified the Company that they might assert, but have not yet asserted, claims against the Company. In the event a claim is filed, the Company believes that it has good defenses against such claims. An estimate of the impact of this potential claim cannot be made at this time.

4.  SATELLITE SYSTEMS UNDER DEVELOPMENT:

          The Company has contracted with Space Systems/Loral, Inc. ("Loral") to construct a satellite, Telstar 5 ("T-5"), to be deployed at 97 degrees W Longitude. T-5 will be suitable for business television, distance learning television, direct to home, and very small aperture terminals broadcast purposes and is scheduled to be delivered in May 1997. T-5 will carry a total of 52 transponders (24 at C-band and 28 at Ku band) and will provide coverage in all 50 of the United States plus the Caribbean, Mexico, and Southern Canada.

          The Loral T-5 contract requires progress payments payable monthly during the period of the satellite's construction and incentive payments payable monthly over the useful life of the satellite. Incentive payments are scheduled to commence after delivery and launch of the T-5 satellite. The incentive payments are subject to reductions or termination (based on transponders in service) if the satellite fails to meet specific technical operating standards. The contract contains rights to cancellation, which would result in a pro-rata liability for deliverable items and costs not paid for in milestone payments.

          The T-5 contract contains an option clause for the Company to purchase one, two, or three additional satellites substantially identical to the satellite being furnished pursuant to the contract. Option prices (based on the number ordered) include all design, manufacturing, tests, documentation, orbital performance incentives, mission operation services, and shipping and transportation costs to the launch site. Insurance costs applicable to the launch will be determined at the time of exercise.

          The launch of T-5 by Integrated Launch Services is scheduled to take place in 1997 from the Baikonur Cosmodrome in the former USSR. The Company expects the total cost (including costs for engineering, construction, launch, launch insurance, incentive payments, and direct development costs and capitalized interest) of the T-5 to be approximately $230,000, of which the Company has paid approximately $169,000 through December 31, 1996.

          In October 1996, the Company made a $10,000 payment in anticipation of exercising the option clause for one additional satellite with Loral.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

5.  NET ASSETS:

          Because the Company is a fully integrated business unit, AT&T's accounting records do not distinguish its investment in the Company between debt and permanent capital. In addition, AT&T, in the normal course of operations, does not allocate any portion of its consolidated third party debt and directly related interest cost to the Company and no portion of AT&T's debt is directly related to the operations of the Company.

          To reflect the Company's financing costs on a stand-alone basis, AT&T's net investment has been allocated between permanent capital and interest-bearing intercompany advances. Such intercompany advances were calculated by allocating AT&T's investment in the Company at January 1, 1994 between intercompany debt and equity, based on the assumption that all satellite costs, net of prepayments from transponder sales, were financed with intercompany advances. The resulting intercompany balance was subsequently adjusted for cash flows provided from or used in operating and investing activities during 1994, 1995 and 1996. The financing costs included in these financial statements have been calculated by applying AT&T's long-term project interest rate to the intercompany balance at the end of each period.

          The average intercompany balance and related weighted average interest rates were as follows for each of the periods presented:

                                                               AVERAGE          ASSIGNED
                                                             INTERCOMPANY       INTEREST
                                                               BALANCE            RATE
                                                             ------------     ------------
        Year ended:
          December 31, 1996...............................     $362,000           6.30%
          December 31, 1995...............................      302,000           6.71%
          December 31, 1994...............................      396,000           6.48%

          Interest cost reflected in these financial statements was approximately $22,600, $20,600 and $25,900, for the years ended December 31, 1996, 1995 and 1994, respectively, including interest capitalized.

          The intercompany balance has been classified as net assets in these financial statements as there is no debt instrument and no defined repayment period.

          Net assets consists of the following amounts:

                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Permanent capital (deficit).......................     $ 25,474         $ (4,514)
        Intercompany payable to AT&T......................      369,071          352,477
                                                               --------         --------
                                                               $394,545         $347,963
                                                               ========         ========

6.  TRANSACTIONS WITH AFFILIATES:

          The Company, in the normal course of operations, conducts transactions with AT&T and its other affiliates. Revenues from transponder services provided to affiliates amounted to $14,950, $10,211 and $12,822 for the years ended December 31, 1996, 1995 and 1994, respectively.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

7.  INCOME TAXES:

          The Company adopted SFAS No. 109, "Accounting for Income Taxes," effective January 1, 1993. Among other provisions, this standard requires the Company to compute deferred tax amounts using the enacted corporate income tax rates for the years in which the taxes will be paid or refunds received. The Company has calculated the tax provision utilizing a statutory tax rate as if it were a stand alone company.

          The provision (benefit) for income taxes comprises the following:

                                                DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                    1996             1995             1994
                                                ------------     ------------     ------------
        Current:
          Federal.............................    $ (5,398)        $(19,816)        $ (3,300)
          State and local.....................        (652)          (2,393)            (398)
                                                   -------         --------         --------
                  Total current benefit.......      (6,050)         (22,209)          (3,698)
        Deferred:
          Federal.............................      22,672           19,454          (14,884)
          State and local.....................       2,737            2,349           (1,797)
                                                   -------         --------         --------
                  Total deferred provision
                    (benefit).................      25,409           21,803          (16,681)
                                                   -------         --------         --------
                  Total provision (benefit)
                    for income taxes..........    $ 19,359         $   (406)        $(20,379)
                                                   =======         ========         ========

          Deferred tax assets (liabilities) at December 31, 1996 and 1995 are as follows:

                                                             DECEMBER 31,     DECEMBER 31,
                                                                 1996             1995
                                                             ------------     ------------
        Deferred tax assets:
          Deferred profit on transponder sales.............    $ 16,862         $ 17,683
          Allowance for bad debts..........................       3,123            3,542
                                                               --------         --------
                                                                 19,985           21,225
                                                               --------         --------
        Deferred tax liabilities -- accelerated
          depreciation.....................................     (66,277)         (42,108)
                                                               --------         --------
                  Net deferred tax liabilities.............    $(46,292)        $(20,883)
                                                               ========         ========

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

8.  TRANSPONDER SERVICE CONTRACTS:

          Future cash payments expected from customers under transponder service contracts aggregate approximately $800,000 as of December 31, 1996. Such cash payments may be reduced for outage or transponder failure (See Note
     12).

9.  EMPLOYEE BENEFIT PLANS:

          The Company participates in various employee benefit plans, including pension, savings, postretirement and postemployment plans, which are sponsored by AT&T. Detailed information concerning costs or the funded status of the plan is not available for the Company but is included as part of the expenses allocated by AT&T as described in Note 2. The specific charges allocated to the Company and the Company's obligations under these plans are not separately determinable.

10.  CONTINGENCIES:

          As noted in Note 2, satellite failures may require the Company to provide replacement transponder facilities or refund monies related to transponder sale contracts. At December 31, 1996 the maximum refund exposure in the unlikely case that the Company would be unable to replace the transponder facilities aggregates approximately $194,000. The Company is insured for approximately 85% of the potential refund amounts (See Note
     12).

11.  SALE OF COMPANY:

          On March 14, 1997, AT&T sold the Company to Loral Space & Communications Ltd. for $478,100, subject to adjustment based on changes in net assets available for sale (which is total net assets of the Company exclusive of certain assets and liabilities as defined) as compared to a specified reference amount.

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

12.  LOSS OF TELSTAR 401:

          In January 1997, the Telstar 401 ("T-401") satellite abruptly stopped functioning. Contact could not be reestablished and the satellite was declared permanently out of service. As discussed in Notes 2 and 10, the Company is required to either replace transponder facilities or refund monies related to transponder sales contracts. The Company is currently negotiating with its customers to provide replacement transponder facilities to satisfy the Company's contractual obligation. The Company is currently providing service to certain of its customers by transferring their service to the Telstar 402R, and is providing service to the remainder of its customers by purchasing temporary replacement services from other satellite operators until such time as a replacement satellite is launched and becomes operational. In addition, the Company has refunded one customer approximately $10,000 and is in the process of negotiating a refund with a second. The pro forma amounts below were calculated based on the Company's expected resolution of negotiations which assumes that customers request a combination of refunds and replacement services. Had the loss occurred on December 31, 1996, the financial statements would have been adjusted as follows:

                                                              DECEMBER 31, 1996
                                                ---------------------------------------------
                                                                 PRO FORMA         PRO FORMA
                                                                ADJUSTMENTS         EFFECT
                                                AS REPORTED     (UNAUDITED)       (UNAUDITED)
                                                -----------     -----------       -----------
                                               ASSETS:
        Current assets:
          Insurance claim receivable..........                   $ 132,000(a)      $ 132,000
          Accounts receivable.................   $   9,986                             9,986
          Prepaid expenses....................       4,036          (1,500)(b)         2,536
                                                  --------        --------          --------
                  Total current assets........      14,022         130,500           144,522
        Property, plant and equipment, net....     487,000         (69,000)(c)       418,000
        Deferred tax asset....................      19,985          32,000(d)         51,985
                                                  --------        --------          --------
                  Total assets................     521,007          93,500           614,507
                                                  --------        --------          --------

                                  LIABILITIES AND DEFERRED CREDITS:
        Current liabilities:
          Accrued payables....................       5,000                             5,000
          Deferred revenue and profit on
             transponder sales -- current
             portion..........................       5,850          (4,850)(e)         1,000
                                                  --------        --------          --------
                  Total current liabilities...      10,850          (4,850)            6,000
          Deferred revenue....................      10,917          (1,350)(e)         9,567
          Deferred profit on transponder
             sales............................      34,295         (28,800)(e)         5,495
          Deferred tax liability..............      66,277          30,000(f)         96,277
          Estimated obligations on loss of
             Telstar 401......................                     117,000(g)        117,000
          Other liabilities...................       4,123                             4,123
                                                  --------        --------          --------
                  Total liabilities and
                    deferred credits..........     126,462         112,000           238,462
                                                  --------        --------          --------
        Commitments and contingencies
                  Net assets..................   $ 394,545       $ (18,500)        $ 376,045
                                                  ========        ========          ========

                           SKYNET SATELLITE SERVICES
                (A FULLY INTEGRATED BUSINESS UNIT OF AT&T CORP.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)
                             (dollars in thousands)

          The pro-forma adjustments reflect the following activity:

          a. Recognition of insurance claim receivable on loss of Telstar 401

          b. Write off of prepaid insurance related to Telstar 401

          c. Write off of the carrying amount of the Telstar 401 satellite

          d. Adjustment of the tax asset associated with the deferred revenue and profit on transponder sales offset by the tax asset associated with the refund payable

          e. Elimination of the deferred revenue and profit on transponder sales that related to Telstar 401

          f. Adjustment of the deferred tax liability related to the difference between tax depreciation and book depreciation of Telstar 401 and to record a tax credit on the insurance receivable

          g. Recognition of the Company's best estimate of its obligations associated with loss of Telstar 401

          If the above pro forma amounts were calculated based on the assumption that all customers requested a refund rather than replacement service, the December 31, 1996 pro forma effect would be as follows:

                                                                      DECEMBER 31,
                                                                          1996
                                                                       PRO FORMA
                                                                         EFFECT
                                                                      (UNAUDITED)
                                                                      ------------
            Total assets............................................    $631,507
            Total liabilities.......................................     281,362
                                                                        --------
                      Net assets....................................    $350,145
                                                                        ========

          In addition, the Company believes that future cash payments from customers on transponder contracts (See Note 8) will be reduced due to the loss of T-401. The Company believes that such future payments will be reduced by $150,000.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME LORAL SPACE & COMMUNICATIONS LTD. AND SKYNET SATELLITE SERVICES

     The following unaudited pro forma condensed consolidated statement of income for the nine months ended December 31, 1996 gives effect to the acquisition by Loral Space & Communications Ltd. of Skynet Satellite Services on March 14, 1997. The purchase price of $478.1 million reflects a reduction from the originally agreed upon purchase price of $712.5 million due to the failure of the Telstar 401 satellite, one of Skynet's assets, in January 1997. The unaudited pro forma condensed consolidated statement of income assumes the acquisition occurred as of April 1, 1996. The pro forma information is based on the historical financial statements of Loral Space & Communications Ltd. and Skynet Satellite Services for the nine months ended December 31, 1996 using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated statement of income. The unadjusted purchase price of $712.5 million was used as the basis for pro forma adjustments because Telstar 401 was operating and generating revenues during the nine months ended December 31, 1996.

     The pro forma adjustments are based upon preliminary estimates of fair values. Actual adjustments will be based on final appraisals and other analyses of fair values. The unaudited pro forma condensed consolidated statement of income should be read in conjunction with the audited consolidated financial statements and notes of the respective companies. The pro forma data may not be indicative of the results that actually would have occurred if the acquisition had taken place on April 1, 1996 or future results.

     A pro forma balance sheet has not been presented since the transaction described herein has been reflected in the Company's March 31, 1997 balance sheet included in the Quarterly Report on Form 10-Q of Loral Space & Communications Ltd..

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED DECEMBER 31, 1996
                    (In thousands, except per share amounts)

                                                                                           PRO FORMA
                                               LORAL                                      AS ADJUSTED
                                              --------                   PRO FORMA        -----------
                                                                        ADJUSTMENTS
                                                                        -----------
                                                            SKYNET       (NOTE 1)
                                                           --------
                                                           (NOTE 1)
Revenues....................................  $  5,088     $ 84,435      $      --          $89,523
Costs and expenses..........................    17,289       39,051         20,129(c)        76,469
                                              --------     --------     -----------       -----------
Operating income (loss).....................   (12,201)      45,384        (20,129)          13,054
Interest income (expense)...................    28,699      (11,305)       (18,533)(b)       (1,139)
                                              --------     --------     -----------       -----------
Income before taxes and equity in net loss
  of affiliates.............................    16,498       34,079        (38,662)          11,915
Income taxes................................     2,912       13,369        (15,078)(d)        1,203
                                              --------     --------     -----------       -----------
Income before equity in net loss of
  affiliates................................    13,586       20,710        (23,584)          10,712
Equity in net loss of affiliates............    (4,709)          --         (4,489)(c)(d)    (9,198)
                                              --------     --------     -----------       -----------
Net income..................................  $  8,877     $ 20,710      $ (28,073)         $ 1,514
                                              ========     ========      =========         ========
Earnings per share (Note 2):
  Primary...................................  $    .04                                      $   .01
                                              ========                                     ========
  Fully diluted.............................  $    .04                                      $   .01
                                              ========                                     ========
Weighted average shares outstanding:
  Primary...................................   229,396                                      229,396
                                              ========                                     ========
  Fully diluted.............................   229,396                                      229,396
                                              ========                                     ========

  See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Income

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              STATEMENT OF INCOME

     1. The following facts and assumptions were used in determining the pro forma effect of the acquisition of Skynet Satellite Services ("Skynet") from AT&T.

          a) On March 14, 1997 Loral Space & Communications Ltd. acquired certain assets of Skynet for $478.1 million in cash. The price reflects a reduction from the $712.5 million price originally agreed upon in September 1996 due to the failure of the Telstar 401 Satellite, one of Skynet's assets, in January 1997. The price is subject to further adjustment based upon net assets delivered at closing, as defined.

            This acquisition has been accounted for as a purchase. The unaudited pro forma condensed consolidated statement of income ("pro forma statement of income") includes the operations of Skynet for the nine months ended December 31, 1996. The Skynet operations have been calculated by deducting the Skynet operations for the three month period ended March 31, 1996 from the Skynet operations for the year ended December 31, 1996. Revenues, operating income and net income for Skynet for the three months ended March 31, 1996 were $39.9 million, $19.0 million and $9.3 million, respectively. Pro forma adjustments have been calculated for the nine month period.

          b) The purchase price for Skynet was determined through arm's length bargaining between Loral Space & Communications Ltd. and AT&T. The acquisition was initially financed with cash on hand. A significant portion of the purchase price is expected to be refinanced with debt. The pro forma adjustment for interest expense reflects charges for interest based on an unadjusted purchase price of $712.5 million at an assumed interest rate of 7%, reduced for capitalized interest of $7.5 million and interest expense of $11.3 million recorded by Skynet. The unadjusted purchase price of $712.5 million was used as the basis for the interest expense calculation because Telstar 401 was operating and generating revenues during the nine months ended December 31, 1996.

          c) The estimated excess of purchase price over net assets acquired of $96.1 million is being amortized over 40 years. Other purchase accounting adjustments to the pro forma statement of income, pursuant to the provisions of Accounting Principles Board Opinion No. 16, include charges for depreciation over an estimated weighted average ten year life of the excess of fair value of depreciable fixed assets over the historical book value of $246.9 million. For purposes of this adjustment fair value of depreciable fixed assets includes the estimated fair value of Telstar 401, and historical book value includes the carrying value of Telstar 401. An additional pro forma adjustment of $4.5 million was made to eliminate Loral Space & Communications Ltd.'s equity in the net income of its affiliate, Space Systems/Loral, related to sales from Space Systems/Loral to Skynet.

          d) A statutory (Federal and state) tax rate of 39% was assumed on the pro forma adjustments.

     2. Primary and fully diluted earnings per share are computed based upon the weighted average number of shares of common stock and common equivalent shares (Series A Convertible Preferred Stock) outstanding.

                                EXHIBIT INDEX


Exhibit No.              Description

    23                   Consent of Coopers & Lybrand L.L.P.